Exhibit 10.3

BILIBILI INC.

2024 SHARE INCENTIVE PLAN

(Adopted by the board of directors on May 23, 2024)

ARTICLE 1

PURPOSE

The purpose of this 2024 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Bilibili Inc., an exempted company formed under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the Eligible Participants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Eligible Participants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Adoption Date” shall have the meaning set forth in Article 3.1(a).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.3 “Associate” shall have the meaning as set out in the Hong Kong Listing Rules.

2.4 “Award” means an Option, Restricted Share or Restricted Share Unit award granted to an Eligible Participant pursuant to the Plan.

2.5 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a) has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d) has materially breached any of the provisions of any agreement with the Service Recipient;

(e) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient; or

(f) has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

2.8 “Clawback Policy” means the clawback policy adopted by the Company, as may be amended and restated from time to time.

2.9 “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.10 “Committee” means a committee of the Board described in Article 10.

2.11 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.12 “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a) an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c) the complete liquidation or dissolution of the Company;

(d) any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.13 “Director”, means a member of the Board or a member of the board of directors of any Subsidiary of the Company.

2.14 “Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.15 “Effective Date” shall have the meaning set forth in Article 11.1.

2.16 “Eligible Participant” shall have the meaning set forth in Article 4.1.

2.17 “Employee” means any person, including an officer or a Director, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.18 “Employee Participant” means any person who is an employee (whether full-time or part-time), director or officer of any Group Entity, including persons who are granted Awards under this Plan as an inducement to enter into employment contracts with any Group Entity, provided that a person shall not cease to be an employee in the case of (a) any leave of absence approved by the relevant Group Entity; or (b) any transfer of employment amongst Group Entities or any successor, and provided further that a person shall, for the avoidance of doubt, cease to be an employee with effect from (and including) the date of termination of his/her employment.

2.19 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.20 “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(a) If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange, the Nasdaq Stock Market or the Main Board of the Hong Kong Stock Exchange, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported) as reported on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b) If the Shares are not listed or traded on one or more established stock exchanges or national market systems but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares of the type described in (a) and (b) above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such transaction, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

2.21 “Group” means the Company and its Subsidiaries from time to time and “member of the Group” shall be construed accordingly.

2.22 “Group Entity” means any of the Company and Subsidiaries of the Company.

2.23 “Holding Company” means a company of which the Company is a subsidiary.

2.24 “Hong Kong Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time.

2.25 “Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

2.26 “Hong Kong Trading Day” means any day on which the Hong Kong Stock Exchange is open for the business of dealing in securities.

2.27 “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.28 “Independent Director” means (i) if the Shares or other securities representing the Shares are not listed on a stock exchange, a Director of the Company who is a Non-Employee Director; and (ii) if the Shares or other securities representing the Shares are listed on one or more stock exchange, a Director of the Company who meets the independence standards under the applicable corporate governance rules of the stock exchange(s).

2.29 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.30 “Non-Qualified Share Option” means an Option that is not intended to be an Incentive Share Option.

2.31 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.

2.32 “Participant” means a person who, as an Eligible Participant, has been granted an Award pursuant to the Plan.

2.33 “Parent” means a parent corporation under Section 424(e) of the Code.

2.34 “Plan” means this 2024 Share Incentive Plan of Bilibili Inc., as amended and/or restated from time to time.

2.35 “Related Entity” means (i) a Holding Company; (ii) subsidiaries of the Holding Company other than members of the Group; or (iii) an associated company of the Company.

2.36 “Related Entity Participant” means any person who is a director or employee (whether full-time or part-time) of a Related Entity.

2.37 “Restricted Share” means a Share awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.38 “Restricted Share Unit” means an Award granted pursuant to Article 7.

2.39 “Scheme Limit” shall have the meaning set out in Article 3.1(a), as increased, refreshed or renewed from time to time in accordance with the Plan.

2.40 “Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.41 “Service Recipient” means the Company or Subsidiary of the Company to which a Participant provides services as an Employee, a Consultant or a Director.

2.42 “Share” means a class Z ordinary share of the Company, with a par value US$0.0001 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 9.

2.43 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

2.44 “Trading Date” means the closing of the first sale to the general public of the Shares pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act.

2.45 “Trust” any trust or similar arrangement established for the purposes of implementing and administering the Plan pursuant to Article 10.6.

2.46 “Trust Deed” means the deed constituting and/or governing any Trust or such other governing documents or custodian arrangements entered into between the Company and any Trustee as the Committee considers appropriate.

2.47 “Trustee” means any trustee or other third party appointed by the Company to hold Shares under a Trust pursuant to a Trust Deed.

2.48 “Vesting Date” means the date on which an Award (or part thereof) is to vest in the relevant Participant following which the Participant may exercise the Award, as determined from time to time by the Committee pursuant to Article 8.9(a), unless a different Vesting Date is deemed to occur in accordance with Article 9.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to the provisions of Article 9 and Article 3.1(b), the maximum aggregate number of shares of the Company which may be granted under this Plan, which shall consist of existing Shares only, shall be 41,272,920 Shares, being the number of Shares representing approximately 10% of the total number of issued and outstanding shares of the Company (including both Class Y ordinary shares and Class Z ordinary shares) as at the date on which the Board approved the Plan (the “Adoption Date”) (the “Scheme Limit”). For the avoidance of doubt, no new shares of the Company shall be issued pursuant to this Plan.

(b) Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Article 3.1(a). To the extent permitted by Applicable Laws, if any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Article 3.1(a). Notwithstanding the provisions of this Article 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive share option under Section 422 of the Code or would result in a breach of the Hong Kong Listing Rules.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist of Shares purchased by the Trustee through open market transactions, privately negotiated transactions or other legally permissible means. Additionally, at the discretion of the Committee, American Depositary Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depositary Share is other than on a one-to-one basis, the limitations of Article 3.1 shall be adjusted to reflect the distribution of American Depositary Shares in lieu of Shares.

3.3 Refreshing the Scheme Limit. The Company may refresh the Scheme Limit at any time, with the prior approval of the Board and subject to compliance with any additional requirements set out in the Hong Kong Listing Rules.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Persons eligible to participate in this Plan (the “Eligible Participants”) include Employee Participants, Related Entity Participants or Consultants, as determined by the Committee.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Participants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides, is employed, operates or is incorporated. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which shall in any event be no less than the Fair Market Value of the Shares on the date of grant (which must be a business day). The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws or any exchange rule, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years from the date of grant. An Option shall lapse automatically and shall not be exercisable (to the extent not already exercised) on the expiry of the tenth anniversary from the date of grant. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Chinese Renminbi, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after the Trading Date the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

(e) Effects of Termination of Employment or Service on Options. Termination of employment or service shall have the following effects on Options granted to the Participants:

(i) Dismissal for Cause. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(ii) Death or Disability. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:

(a)

the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have until the date that is 12 months after the Participant’s termination of employment or service to exercise the Participant’s Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of employment or service on account of death or Disability;

(b)

the Options, to the extent not vested and exercisable on the date of the Participant’s termination of employment or service, shall terminate upon the Participant’s termination of employment or service on account of death or Disability; and

(c)

the Options, to the extent exercisable for the 12-month period following the Participant’s termination of employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

(iii) Other Terminations of Employment or Service. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:

(a)

the Participant will have until the date that is 90 days after the Participant’s termination of employment or service to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of employment or service;

(b)

the Options, to the extent not vested and exercisable on the date of the Participant’s termination of employment or service, shall terminate upon the Participant’s termination of employment or service; and

(c)

the Options, to the extent exercisable for the 90-day period following the Participant’s termination of employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

5.2 Incentive Share Options. Incentive Share Options may be granted to Employees of the Company or a Subsidiary of the Company. Incentive Share Options may not be granted to Independent Directors or Consultants or to employees of any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, or controls through contractual arrangements and consolidates the financial results according to applicable accounting standards, but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Article 5.1, must comply with the following additional provisions of this Article 5.2:

(a) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.

(b) Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.

(c) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Participant.

(d) Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.

ARTICLE 6

RESTRICTED SHARES

6.1 Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number and purchase price per Share (if any) of Restricted Shares to be granted to each Participant.

6.2 Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Restricted Shares granted, purchase price per Share (if any) and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

6.3 Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4 Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

6.5 Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.6 Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Committee, in its discretion and in compliance with Applicable Laws, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Article 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

ARTICLE 7

RESTRICTED SHARE UNITS

7.1 Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number and purchase price per Share (if any) of Restricted Share Units to be granted to each Participant.

7.2 Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, purchase price per Share (if any) and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3 Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

7.4 Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 8

PROVISIONS APPLICABLE TO AWARDS

8.1 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the number of Shares in respect of which the Award relates, the purchase price or exercise price (as applicable), the vesting criteria and conditions, the Vesting Date, any minimum performance targets (if any) that must be achieved, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. The Committee may determine the amount (if any) payable on application or acceptance of an Award and the period within which any such payments must be made, which amounts (if any) and periods shall be set out in the Award Agreement.

8.2 No Transferability; Limited Exception to Transfer Restrictions.

8.2.1 Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Article 8.2 or any Applicable Laws (as may be amended from time to time):

(a)	all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)	Awards are personal to the Participants and will be exercised only by the Participant; and

(c)	amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the Shares shall be subject to the restrictions set forth in the applicable Award Agreement.

8.2.2 Exception to Limits on Transfer. The exercise and transfer restrictions in Article 8.2.1 will not apply to:

(a)	transfers to the Company or a Subsidiary;

(b)	transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c)

the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(e)

subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, transfers to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Article 8.2.2 to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.

8.3 Beneficiaries. Notwithstanding Article 8.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.4 Performance Targets and Other Terms. The Committee, in its discretion, shall set performance targets or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of the Awards that will be granted, vested or paid out to the Participants. Details of any such performance targets, criteria or conditions shall be set out in the Award Agreement. For the avoidance of doubt, an Award shall not be subject to any performance targets, criteria or conditions if none are set out in the relevant Award Agreement.

8.5 Share Certificates.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee or required by Applicable Laws, the Company shall not deliver to any Participant certificates evidencing Shares transferred in connection with any Award and instead such Shares shall be recorded on the books of the Company or, as applicable, its transfer agent or the Committee.

8.6 Paperless Administration. Subject to Applicable Laws, the Committee may make Awards and provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

8.7 Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the People’s Republic of China, the exchange rate as selected by the Committee on the date of exercise.

8.8 Limits on Grants of Awards.

(a) Limit on Time of Grant. No Award shall be granted to any Eligible Participant:

(1) in circumstances prohibited by the Hong Kong Listing Rules or at a time when the relevant Eligible Participant would be prohibited from dealing in the Shares by the Hong Kong Listing Rules or by any other Applicable Laws; or

(2) where the Company is in possession of any unpublished inside information in relation to the Company, until (and including) the trading day after such inside information has been announced,

and any such grant so made (or made without being subject to the necessary conditions contemplated by this Article) shall be null and void to the extent (and only to the extent) that it falls within the circumstances described above.

8.9 Vesting of Awards.

(a) Determination of Vesting Dates and Criteria. The Committee may in respect of each Award and subject to all Applicable Laws determine the applicable Vesting Dates and/or any other criteria and conditions for vesting of the Awards in its sole and absolute discretion. The relevant Vesting Date of any Award and any other criteria or conditions for vesting shall be set out in the Award Agreement.

(b) If a Vesting Date is not a Hong Kong Trading Day, such Vesting Date shall, subject to any trading halt or suspension of dealings in the Shares on the Hong Kong Stock Exchange, be deemed to be the next Hong Kong Trading Day immediately thereafter.

8.10 Cancellation of Awards. Any Awards granted but not exercised may be cancelled by the Committee at any time with the prior consent of the Participant.

8.11 Lapse of Awards. An Award shall lapse automatically (to the extent not already vested and, where relevant, exercised) on the earliest of:

(a) the expiry of any applicable exercise period (in respect of Options);

(b) the clawback mechanism being triggered pursuant to Article 8.12;

(c) the expiry of any of the periods for accepting or exercising the Award; and

(d) the date on which the Participant commits a material breach of the terms of the Plan (including any restriction on transferability of the Awards).

The Company shall not owe any liability to any Participant for the lapse of any Award under this Article 8.11.

8.12 Clawback. In the event that: (a) a Participant ceases to be an Eligible Participant by reason of the termination of his/her employment or contractual engagement with the Group or Related Entity for cause or without notice or with payment in lieu of notice; (b) a Participant has been convicted of a criminal offence involving his/her integrity or honesty; or (c) in the reasonable opinion of the Board or the Committee, a Participant has engaged in serious misconduct or breaches the terms of this Plan in any material respect, then the Board or the Committee may make a determination at its absolute discretion to the extent permitted or required by Applicable Laws that: (A) any Awards granted to that Participant but not yet exercised shall immediately lapse, regardless of whether such Awards have vested or not, (B) with respect to any Shares vested, exercised, transferred or paid to that Participant pursuant to such Awards, the Participant shall be required to transfer or pay back to the Company or its nominee (1) the equivalent number of Shares, (2) an amount in cash equal to the market value of such Shares, or (3) a combination of (1) and (2), and/or (C) with respect to any Shares held by the Trustee for the benefit of the Participant, those Shares shall no longer be held on trust for nor inure to the benefit of the Participant. Awards under the Plan shall be subject to the Clawback Policy, which may allow the Company to recover compensation that is granted, vested or paid to a person who served as an “Executive Officer” within the meaning of the Clawback Policy in the event of a required accounting restatement of the Company’s financial statement under the securities laws or other circumstances as described in the Clawback Policy.

ARTICLE 9

CHANGES IN CAPITAL STRUCTURE

9.1 Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of the Company’s assets to its shareholders, or any other change affecting the number of Shares or the share price of a Share, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and/or type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (c) the grant or exercise price per share for any outstanding Awards under the Plan.

9.2 Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion subject to compliance with Applicable Laws, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments to the Award, or (iv) payment of such Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date as determined by the Committee when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

9.3 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 9, the Committee may, in its absolute discretion subject to compliance with Applicable Laws and this Plan, make such adjustments to Awards outstanding on the date on which such change occurs as the Committee may consider appropriate to prevent dilution or enlargement of rights.

9.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, and no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise/purchase price of any Award.

ARTICLE 10

ADMINISTRATION

10.1 Committee. The Plan shall be administered by the Board or a committee of one or more members of the Board (the “Committee”) to whom the Board shall delegate the authority to grant or amend Awards to Participants other than any of the Committee members, Independent Directors and executive officers of the Company. Reference to the Committee shall refer to the Board in absence of the Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws, and with respect to Awards granted to the Committee members, Independent Directors and executive officers of the Company and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board.

10.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Group Entity, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.3 Authority of the Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) designate Participants to receive Awards;

(b) determine the type or types of Awards to be granted to each Participant;

(c) determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, vesting dates or vesting criteria, performance targets, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, clawback arrangements, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) decide all other matters that must be determined in connection with an Award;

(h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) establish any Trust, appoint any Trustee, approve the terms of any Trust Deed and make such other arrangements for the implementation and administration of the Plan as it shall see fit;

(j) interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(k) amend terms and conditions of Award Agreements (subject to Article 10.5); and

(l) make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan, including design and adopt from time to time new types of Awards that are in compliance with Applicable Laws.

10.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. In the event of any disagreement or ambiguity, the decision of the Board shall prevail.

10.5 Amendment to Award. Any amendment or alteration to the terms of any Award the grant of which was subject to the approval of a particular body (such as the Board or any committee thereof, the independent directors, or the shareholders of the Company in general meeting) shall be subject to approval by that same body, provided that this requirement does not apply where the relevant alteration takes effect automatically under existing terms of the Plan and that the terms of the Awards so altered shall still comply with the relevant requirements of the Applicable Laws.

10.6 Administration by Trust. The Company may establish a Trust and appoint a Trustee to hold Shares and other trust property under the Trust for the purposes of implementing and administering the Plan. The administration and operation of the Trust shall be governed by the Trust Deed. Unless otherwise agreed between the Company and any Trustee, the Committee shall act on behalf of the Company to give instructions to and direct the Trustee. A Trustee shall not exercise any voting rights in respect of any unvested Shares held by it, unless otherwise required by law to vote in accordance with the beneficial owner’s direction and such a direction is given.

10.7 In the event that a Trust has been established to implement and administer the Plan, for the purposes and in lieu of satisfying the requirement to transfer Shares by the Company pursuant the to the vesting of the Awards, the Committee may at its discretion direct the Trustee, pursuant to the Trust Deed, to hold the relevant number of Shares on trust for the Participant until such time as the Committee directs the Trustee to:

(a) (A) transfer the relevant Shares to the Participant or (B) sell the relevant Shares on-market through the facilities of the Hong Kong Stock Exchange and/or Nasdaq at prevailing market prices and remit the actual price at which the Shares are sold (net of brokerage, trading fee, transaction levies and any other applicable costs) (the “Actual Selling Price”) to the Participant; and

(b) remit to the Participant any cash dividends or other distributions declared and paid in respect of the Shares which has accrued in respect of the relevant Shares from the relevant Vesting Date through to the date the Committee gives a direction to the Trustee pursuant to this Article 10.7.

Any stamp duty, fees, levies, brokerage or other direct costs and expenses arising on the transfer or sale of the Shares and payment of the Actual Selling Price as contemplated by this Article 10.7 shall be borne by the Participant and deducted by the Committee from any amounts payable to the Participant.

10.8 At the discretion of the Committee and to the extent permitted by the Hong Kong Listing Rules, any obligation of the Company to transfer Shares to a Participant pursuant to the terms of the Plan may be satisfied by transferring the relevant Shares to the Participant’s nominee or depositing the relevant Shares in the Participant’s designated securities account held with the Central Clearing and Settlement System operated by The Hong Kong Securities Clearing Company Limited, the details of which the Participant shall provide to the Committee upon request.

ARTICLE 11

EFFECTIVE AND EXPIRATION DATE

11.1 Effective Date. The Plan shall become effective as of the date on which the Board adopts the Plan (the “Effective Date”).

11.2 Expiration Date. Unless terminated earlier pursuant to the terms of the Plan, the Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date (the “Expiration Date”). Notwithstanding any expiration or termination of the Plan, any Awards that are outstanding on the Expiration Date or the date of termination (as the case may be) shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

12.1 Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Applicable Laws or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required and the terms of the Plan so altered shall still comply with the relevant requirements of the Applicable Laws or stock exchange rules.

In the event that the Plan is terminated or expired while any Award remains outstanding (and, if applicable, unexercised), the provisions of this Plan shall remain in full force to the extent necessary to give effect to the vesting or exercise of any such Award.

12.2 Awards Previously Granted. Except with respect to amendments made pursuant to Article 12.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Awards granted during the life of the Plan and remaining unvested, unexercised and unexpired immediately prior to the termination of the operation of the Plan in accordance with Article 12.1 shall continue to be valid and exercisable in accordance with their terms of grant after the termination of the Plan.

ARTICLE 13

GENERAL PROVISIONS

13.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

13.2 No Shareholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact transferred to or caused to be held by such person in connection with such Award.

13.3 Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

13.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

13.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the relevant Group Entity.

13.6 Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the any Group Entity except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.8 Expenses. The expenses of administering the Plan shall be borne by the Group Entities.

13.9 Titles and Headings. The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.10 Fractional Shares. No fractional Shares shall be transferred and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

13.11 Limitations Applicable to Section 16 Persons. Notwithstanding anything herein to the contrary, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Cayman Islands.

13.14 Arbitration. Any dispute, controversy, difference or claim arising out of or relating to the Plan and all Award Agreements, including but not limited to (a) the existence, validity, interpretation, performance, breach or termination of the Plan and any of the Award Agreements or (b) any dispute regarding non-contractual obligations arising out of or relating to the Plan and any of the Award Agreements, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. The procedures for the taking of evidence shall be governed by the IBA Rules on the Taking of Evidence in International Arbitration as current on the date of commencement of the arbitration. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party of its assets.

13.15 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

13.16 Appendices. Subject to Article 12.1, the Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the Scheme Limit contained in Article 3.1 of the Plan without the approval of the Board.